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                                                                    EXHIBIT 12.1

                                 VIDEOTRON LTEE
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
      (DOLLARS IN MILLIONS, EXCEPT FOR RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                          YEAR ENDED DECEMBER 31,                       JUNE 30,
                                           -----------------------------------------------------   -------------------
                                             2000       2001       2002        2003       2004       2004       2005
                                           --------   --------   ---------   --------   --------   --------   --------
CANADIAN GAAP
Fixed charges
  Interest expenses, before interest
    income...............................   $ 65.8     $ 89.8    $    81.0    $ 86.3     $ 64.1     $30.2      $ 30.3
  Amortization of capitalized expenses
    related to indebtedness..............      1.8        2.5          4.6       4.1        1.4       0.7         1.0
  Interest capitalized to the cost of
    fixed assets.........................      2.9        0.7          0.0       0.0        0.0       0.0         0.0
                                            ------     ------    ---------    ------     ------     -----      ------
                                            $ 70.5     $ 93.0    $    85.6    $ 90.4     $ 65.5     $30.9      $ 31.3
                                            ------     ------    ---------    ------     ------     -----      ------
Earnings
  Income from continuing operation before
    income taxes and non controlling
    interest.............................   $(64.6)    $(63.0)   $    14.3    $ 90.2     $144.0     $64.2      $ 91.9
  Fixed charges..........................     70.5       93.0         85.6      90.4       65.5      30.9        31.3
  Interest capitalized to the cost of
    fixed assets.........................     (2.9)      (0.7)         0.0       0.0        0.0       0.0         0.0
  Amortization of capitalized interest...      0.6        0.7          0.7       0.7        0.0       0.0         0.0
                                            ------     ------    ---------    ------     ------     -----      ------
                                            $  3.6     $ 30.0    $   100.6    $181.3     $209.6     $95.1      $123.3
                                            ------     ------    ---------    ------     ------     -----      ------
Ratio of earnings to fixed charges.......      0.1        0.3          1.2       2.0        3.2       3.1         3.9
                                            ------     ------    ---------    ------     ------     -----      ------
US GAAP
Fixed charges
  Interest expenses, before interest
    income...............................                        $    77.7    $ 84.1     $ 51.6     $23.6      $ 25.0
  Amortization of capitalized expenses
    related to indebtedness..............                              4.6       4.1        1.4       0.6         0.9
Interest capitalized to the cost of fixed
  assets.................................                              0.0       0.0        0.0       0.0         0.0
                                                                 ---------    ------     ------     -----      ------
                                                                 $    82.3    $ 88.2     $ 53.0     $24.2      $ 25.9
                                                                 ---------    ------     ------     -----      ------
Earnings
  Income from continuing operation before
    income taxes and non controlling
    interest.............................                        $(1,979.1)   $ 82.8     $142.6     $64.7      $ 91.0
  Fixed charges..........................                             82.3      88.2       53.0      24.2        25.9
  Interest capitalized to the cost of
    fixed assets.........................                              0.0       0.0        0.0       0.0         0.0
  Amortization of capitalized interest...                              0.7       0.7        0.0       0.0         0.0
                                                                 ---------    ------     ------     -----      ------
                                                                 $(1,896.1)   $171.7     $195.6     $88.9      $117.0
                                                                 ---------    ------     ------     -----      ------
Ratio of earnings to fixed charges.......                           --           1.9        3.7       3.7         4.5
                                                                 ---------    ------     ------     -----      ------

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(1) For the year ended December 31, 2002, pro forma earnings as calculated under
    US GAAP, were inadequate to cover our fixed charges and the coverage deficiency amounted to $1,978.5 million.